As filed with the Securities and Exchange Commission on June 5, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Gauzy Ltd.
(Exact name of registrant as specified in its charter)

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State of Israel	3690	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Eyal Peso
Chief Executive Officer and Chairman
14 Hathiya Street, Tel Aviv 6816914, Israel
Tel: +972-72-250-0385

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Gauzy USA, Inc.
840 F Avenue, Suite 104
Plano, TX 75074
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:
Mark Selinger, Esq. Gary Emmanuel, Esq. David Huberman, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, NY 10017-3852 Tel: 212-801-9200	Chaim Friedland Ari Fried Gornitzky & Co. Vitania Tel Aviv Tower 20 HaHarash Street Tel Aviv, 6761310, Israel Tel: +972-3-710-9191	Perry Wildes Ephraim Friedman Goldfarb Gross Seligman & Co. 1 Azrieli Center, Round Tower Tel Aviv 6701101, Israel Tel: +972-3-607-4464	Joshua G. Kiernan Michael J. Rosenberg Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44 (20) 7710-1000	Nathan Ajiashvili Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: 212-906-1200

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-278675)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of ordinary shares offered by Gauzy Ltd. (the “Registrant”) by 281,863 shares, 36,765 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares of the Registrant. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (as defined below). The contents of the Registration Statement on Form F-1, as amended (File No. 333-278675), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 5, 2024, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the below Exhibit Index and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Gornitzky & Co., Israeli counsel to Gauzy Ltd., as to the validity of the ordinary shares.
23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm.
23.2	Consent of Gornitzky & Co. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page to the Registration Statement on Form F-1, File No. 333-278675).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on this 5th day of June, 2024.

GAUZY LTD.
By:	/s/ Eyal Peso
Name: Eyal Peso
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eyal Peso	Chief Executive Officer and Chairman	June 5, 2024
Eyal Peso	(Principal Executive Officer)
/s/ Meir Peleg	Chief Financial Officer	June 5, 2024
Meir Peleg	(Principal Financial and Accounting Officer)
*	Director	June 5, 2024
Michael Donnelly
*	Director	June 5, 2024
Gal Gitter
*	Director	June 5, 2024
Alexander Babitsky
*	Director	June 5, 2024
Danny Allouche
*	Director	June 5, 2024
Ezriel Jesse Klein
* /s/ Eyal Peso
Eyal Peso Attorney in Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gauzy Ltd., has signed this Registration Statement on this 5th day of June, 2024.

Gauzy USA, Inc.
Authorized U.S. Representative
/s/ Eyal Peso
Name: Eyal Peso
Title: Chief Executive Officer

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